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                                                                     Exhibit 1.1



                               MGI PHARMA, INC.
                           (a Minnesota corporation)



                    800,000 Shares of Common Stock Minimum
                   1,200,000 Shares of Common Stock Maximum

                              PLACEMENT AGREEMENT
                              -------------------


                                                              September   , 1996


T.R. Winston Capital, Inc.
376 Main Street
Bedminster, New Jersey 07921

Ladies and Gentlemen:

          MGI Pharma, Inc., a Minnesota corporation (the "Company"), hereby confirms its agreement with T.R. Winston Capital, Inc. (the "Placement Agent") with respect to the offering (the "Offering") by the Company to the public of an aggregate minimum 800,000 and up to an aggregate maximum 1,200,000 shares of common stock, $.01 par value, of the Company ("Common Stock") and the engagement by the Company of the Placement Agent in connection therewith to act as the Company's exclusive placement agent. The minimum 800,000 shares of Common Stock (the "Minimum Shares") and the maximum up to 1,200,000 shares of Common Stock (the "Maximum Shares") to be placed by the Placement Agent are collectively hereinafter called the "Shares." The Company understands that the Placement Agent is acting on a "best efforts" basis in connection with the Offering and that the Minimum Shares will be sold on an "all or none" basis, such that no Shares will be sold unless all the Minimum Shares are sold.

          You have advised us that you desire to act as the Company's agent (and not as principal) in connection with the Offering.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-09681) covering the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), including a related preliminary prospectus, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement (the "Effective Date"), an

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amendment to such registration statement, including a final prospectus, or (B)
if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the Act (the "Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the Regulations promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed pursuant to Rule 430A(b) to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information." Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information is herein called the "Registration Statement." The prospectus included in the Registration Statement at the time it becomes effective is herein called the "Prospectus" except that if the final prospectus first furnished to the Placement Agent after the execution of this Agreement for use in connection with the Offering of the Shares differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Placement Agent for such use.

          Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with the Placement Agent as follows:

          (i) On the date that any Preliminary Prospectus was filed with the Commission, the date that the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at the time the Registration Statement becomes effective, and if the Company has elected to rely upon Rule 430A, on the date of this Agreement, and on the effective or issue date of each amendment or supplement to the Registration Statement or the Prospectus, and at the Closing Date referred to below (A) the Registration Statement and any amendments and supplements thereto did or will comply in all material respects with the requirements of the Act and the Regulations;
     (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supple-

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     ment thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions from the Registration Statement or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of the Placement Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements
     thereto. The Registration Statement became effective at    , .m. on
            , 1996. The Company has not distributed any offering material in connection with the Offering or the sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus and the documents incorporated by reference therein.

          (ii) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota with corporate power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company (a "Material Adverse Effect").

          (iii) The Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock or any other equity or long-term debt securities of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise. Complete and correct copies of the articles of incorporation and of the by-laws of the Company have been delivered to the Placement Agent and no changes therein

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     will be made subsequent to the date hereof and prior to the Closing Date.

          (iv) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, (ii) 10,000,000 shares of Preferred Stock, $.10 par value, of the Company (the "Preferred Stock"), and (iii) 338,000 shares of Cumulative Preferred Stock, $.10 par value, of the Company (the "Cumulative Preferred Stock"), of which [12,822,971] shares of Common Stock and no shares of Preferred Stock or Convertible Preferred Stock are outstanding. All the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any stockholder of the Company.

          (v) The issuance and sale of the Shares have been duly authorized by the Company and, when issued and delivered by the Company upon payment therefor will be validly issued, fully paid and non-assessable; and such Shares will not be subject to any preemptive or other similar rights of any stockholder of the Company.

          (vi) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

          (vii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Escrow Agreement (as hereinafter defined), and this Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Placement Agent, this Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other similar laws from time to time in effect and to general principles of equity. The Escrow Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement upon the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other

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     similar laws from time to time in effect and to general principles of equity.

          (viii) KPMG Peat Marwick LLP, who are reporting upon the audited financial statements included in the Registration Statement, are independent public accountants with respect to the Company as required by the Act and the Regulations.

          (ix) The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly, in accordance with generally accepted accounting principles ("GAAP"), the financial position of the Company as of the dates indicated and the results of operations, stockholders' equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The financial statement schedule included in the Registration Statement presents fairly in accordance with GAAP the information required to be stated therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. No other financial statements are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

          (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded value for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, other than as set forth in or contemplated by the Registration Statement and the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, (iii) declared or paid any dividend on its capital

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     stock or (iv) experienced any adverse change or development which may have a Material Adverse Effect.

          (xii) The Company is not in violation of its charter or by-laws or in violation or breach of or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such violations, breaches and defaults that would not in the aggregate have a Material Adverse Effect and each such material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument is in full force and effect and is the legal, valid and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other similar laws from time to time in effect and to general principles of equity. No consent of any party to any contract, instrument, lease, license, arrangement or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement, the Escrow Agreement or the Subscription Agreement, except such as have been obtained. The execution, delivery and performance of this Agreement, the Escrow Agreement and the Subscription Agreement, the issuance, sale and delivery of the Shares, the application of the proceeds from the Offering of the Shares by the Company as described under the caption "Use of Proceeds" in the Prospectus, the consummation of the transactions contemplated by this Agreement and the Registration Statement and compliance by the Company with the foregoing have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company and do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it is bound or to which its properties or assets are subject, or (B) any applicable law, statute, rule, regulation, judgment, order, writ, injunction or decree of any government,

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     governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

       (xiii) No filing, authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court domestic or foreign, is necessary in connection with the due authorization, execution, delivery and performance of this Agreement, the Escrow Agreement or the Subscription Agreement by the Company or the issuance, offering, sale and delivery of the Shares at the Closing Date or the consummation by the Company of the transactions contemplated in this Agreement and the Registration Statement except such as have been obtained or made, such as may be required under the securities or blue sky laws of the various states and, if the Registration Statement is not effective under the Act as of the date hereof, such as may be required under the Act.

        (xiv) There is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company that is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed or that, if determined adversely to the Company, individually or in the aggregate, might be expected to have a Material Adverse Effect.

         (xv) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute and binding agreements of the Company and are enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other similar laws from time to time in effect and to general principles of equity.

        (xvi) The Company is in compliance with, and has not received any notice of any outstanding violation of, all laws, ordinances, rules, regulations, judgments, decrees, orders and statutes applicable to it and its operations except where any failure by the Company to comply with any such law, regulation, ordinance, rule, judgment, decree, order or statute would

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     not have, individually or in the aggregate, a Material Adverse Effect.

       (xvii) The Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) would not have a Material Adverse Effect; all of the leases under which the Company holds properties described in the Prospectus, are in full force and effect and the Company has not received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases mentioned above or affecting or questioning the rights of the Company to the continued possession of the leased premises under any such lease, which claims, in the aggregate, might be expected to have a Material Adverse Effect.

       (xviii) The Company owns or possesses all foreign and domestic governmental licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Governmental Licenses") necessary to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted, except where the failure to own or possess such Governmental Licenses would not have a Material Adverse Effect; all the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect and the Company has not received any notice of proceedings relating to revocation or modification of any such Governmental Licenses that, singly or in the aggregate, might be expected to have a Material Adverse Effect.

        (xix) The Company owns or possesses, or can acquire on reasonable terms, adequate foreign and domestic patents, patent rights, licenses, trademarks, service marks, trade names, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct its business as presently conducted and the Company has not infringed upon or received any notice of any infringement of or conflict with asserted rights of others with respect to any intellectual property which would render any intellectual property invalid or inadequate to protect the interest of the Company therein and which infringement or conflict, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To

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     the knowledge of the Company, there is no infringement by others upon he rights of the Company with respect to any intellectual property. To the knowledge of the Company, there is no intellectual property of others which has had, or may in the future have a Material Adverse Effect.

         (xx) The Company is in compliance with all Environmental Laws (as defined below) except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect. The Company is not (i) the subject of any pending or, to its knowledge, threatened federal, state or local investigation evaluating whether any remedial action by the Company is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's business operations or ownership or possession of any of its properties or assets or (ii) in contravention of any Environmental Laws that, in the case of (i) or (ii), might be expected to have a Material Adverse Effect. The Company has not received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against it, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that, in the aggregate, if the subject of any unfavorable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect. As used herein, "Environmental Laws" means any foreign, federal, state or local law or regulation applicable to the Company's business operations or ownership or possession of any of its properties or assets and relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

        (xxi) No labor dispute exists between the Company and its employees or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect; and the Company is in compliance with all applicable federal, state, and local laws relating to the payment of wages to employees (including, without limitation, the Fair Labor Standards Act, as amended), except insofar as the failure to comply with such laws could not reasonably be expected to have a Material Adverse Effect.

       (xxii) The Company has fulfilled its obligations under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published

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     interpretations thereunder with respect to each "pension plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

       (xxiii) Neither the Company nor, to its knowledge, any of its affiliates has taken or will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock in violation of Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and neither the Company nor any of its affiliates has distributed or will distribute any prospectus (as such term is defined in the Act and the Regulations) in connection with the Offering and sale of the Shares other than any preliminary prospectus filed with the Commission or the Prospectus or other material permitted by the Act or the Regulations.

       (xxiv) The Company is insured by insurers against such losses and risks and in such amounts as are disclosed in the Prospectus; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

        (xxv) All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided. All other tax returns (including franchise and income tax returns) of the Company required to be filed pursuant to applicable foreign, state or local law have been filed, except insofar as the failure to file such returns would not have a Material Adverse Effect; and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the

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     books of the Company in respect of any income and corporate franchise tax liability for any years not finally determined or with respect to which the applicable statute of limitations has not expired are believed by the Company to be adequate to meet any assessments or reassessments for additional income or corporate franchise tax for any years not finally determined.

       (xxvi) The Company is not an "investment company" or an "affiliated person of," or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").

       (xxvii) The Company has obtained the written agreements of the holders of certain of its outstanding securities on the date hereof, in the forms previously furnished to the Placement Agent, that, for a period of 90 days from the Closing Date, such parties will not, without the prior written consent of the Placement Agent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or exercise any registration rights with respect to, any shares of Common Stock or securities or rights convertible into or exercisable or exchangeable for Common Stock, other than in connection with any Company-sponsored employee stock plan.

       (xxviii) There are no holders of securities (debt or equity) of the Company or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company who have the right to request the Company to register securities held by them under the Act, other than holders who have waived such rights or will not have such rights for the 90-day period after the date hereof, and have waived their rights with respect to the inclusion of their securities in the Registration Statement.

       (xxix) There are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K involving the Company and any person described in such Item that are required to be disclosed in the Prospectus that have not been so disclosed.

       (xxx) Neither the Company nor any director, officer, agent, employee or other person associated with the Company, in such capacity, or acting on behalf of, the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful

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     expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "1977 Act"); or made any bribe, rebate, payoff, influence payment. kickback or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all respects with the 1977 Act.

       (xxxi) Except as set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

       (xxxii) Except as previously disclosed to the Placement Agent, no officer or director of the Company has any affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof and, to the knowledge of the Company, none of its stockholders beneficially owning 5% or more of the outstanding shares of Common Stock has any such affiliation or association.

       (xxxiii) The Company's Registration Statement pursuant to Section 12(g) of the Exchange Act has been declared effective. The Company has filed with the Commission all annual reports, quarterly reports, current reports, proxies and all other materials required to be filed by it; all such filings contained all the material information required by the rules of the Commission to be included in such filings; and no such filing contained an untrue statement of any material fact or omitted to state any material fact required to be stated in it or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading. All requirements for use by the Company of Form S-3 with respect to the Offering have been satisfied.

       (xxxiv) The Common Stock is currently listed on the Nasdaq National Market and, at the Closing Date, all appropriate actions will have been taken to include the Shares on the Nasdaq National Market.

          (b) Any certificate signed by any officer of the Company and delivered to the Placement Agent or to Reboul, MacMurray, Hewitt, Maynard & Kristol as counsel for the Placement Agent ("Reboul MacMurray") at or prior to the Closing Date pursuant to this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

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          Section 2.  Agreement to Act as Placement Agent; Sale and Delivery of
the Shares; Closing.

          (a) (i) On the basis of representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby appoints the Placement Agent its agent and grants the Placement Agent the exclusive right to offer and sell the Shares, on a best efforts basis, for the account and risk of the Company. The Placement Agent accepts such appointment and agrees to use its best efforts as placement agent to offer and sell the number of Shares contemplated by this Agreement at the price stated in the Prospectus. (ii) The Company hereby agrees to pay to the Placement Agent on the Closing Date a fee equal to 6% of the aggregate offering price (as set forth on the cover page of the Prospectus) of the Shares sold pursuant to the Offering.

          (b) Concurrently with the execution hereof, the Company , Placement Agent and First Bank National Association, as Escrow Agent (the "Escrow Agent"), have entered into an Escrow Agreement, substantially in the form filed as an exhibit to the Registration Statement (the "Escrow Agreement"). Each prospective purchaser of Shares will be required to complete, execute, and deliver to the Placement Agent (with copies to the Company) a subscription agreement substantially in the form filed as an exhibit to the Registration Statement (the "Subscription Agreement"). Prior to or concurrently with the delivery to the Placement Agent of any Subscription Agreement by any purchaser, funds sufficient to purchase the Shares subscribed for shall be wired to an escrow account to be maintained pursuant to the Escrow Agreement. Except as provided in the first sentence of subparagraph (c) below, the Company shall not be entitled to reject, without the Placement Agent's consent, any Subscription Agreement tendered to it prior to the Closing Date unless (i) the Subscription Agreement is not properly completed after the Placement Agent and the Company have given the subscriber an opportunity to cure the defect or payment in full for the Shares subscribed for is not made in accordance with such Subscription Agreement or (ii) the subscriber submitting such Subscription Agreement is a resident of a jurisdiction in which the Offering is not registered, qualified, or exempt from such registration or qualification.

          (c) All subscriptions for Shares will be conditioned upon the acceptance by the Company of Subscription Agreements for at least the Minimum Shares (the "Minimum Subscriptions"). If Minimum Subscriptions are not tendered to and accepted by the Company on or before September 10, 1996, this Agreement shall, subject to the provisions of Section 9 hereof, terminate. If at least the Minimum Subscriptions are tendered to and accepted by the Company and the total purchase price for Shares subscribed for has been received by the Escrow Agent on or before September

10, 1996, a closing will be held at the offices of counsel to the Placement Agent at a mutually agreed upon date and time as soon as practicable, but in no event later than three business days after the delivery of the last of such subscriptions (the "Closing Date"), and shall be subject to each of the conditions precedent to closing provided for in this Agreement.

          (d) Prior to the Closing Date, all cash payments of purchasers received (unless and until returned to the purchasers pursuant hereto) will be placed in a segregated escrow account with the Escrow Agent for the purchasers' benefit, pursuant to the Escrow Agreement.

          (e) The purchase price paid by any prospective purchaser whose subscription is rejected, or is returned because the conditions to closing were not satisfied, shall be returned to such prospective purchaser, including interest thereon.

          (f) If subscriptions for more than the Maximum Shares are received, the Placement Agent, in its sole and absolute discretion, may allocate the Shares among all the subscribers in such manner as it shall see fit.

          (g) On the Closing Date, the Escrow Agent will release the escrowed funds to the Company and the Company will deposit with the Depository Trust Company the Shares to be credited to the respective accounts of each purchaser.

          Section 3. Certain Covenants of the Company. The Company covenants with the Placement Agent as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Placement Agent promptly, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement, to amend or supplement any Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will provide the Placement Agent with copies of the Prospectus, in such number as the Placement Agent may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) by the close of business in New York on the business day immediately succeeding the date of this Agreement.

          (b) The Company will not at any time file an amendment or supplement to the Registration Statement, or file or make any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus or (ii) if the Company has elected to rely upon Rule 430A, to the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus unless such filing shall comply with the Act and the Regulations and unless the Placement Agent shall have previously been advised of such filing and furnished with a copy thereof, and the Placement Agent and its counsel shall have approved such filing.

          (c) The Company has furnished or will furnish to the Placement Agent and its counsel, without charge, two signed copies of the Registration Statement as originally filed and of all amendments thereto (including exhibits filed therewith), whether filed before or after the Registration Statement becomes effective, and copies of all exhibits and documents filed therewith, and signed copies of all accountants consents and certificates of experts, if any, and has furnished or will furnish to the Placement Agent one conformed copy of the Registration Statement as originally filed and each amendment thereto.

          (d) The Company will deliver to the Placement Agent, without charge, from time to time until the Effective Date (or, if the Company has elected to rely upon Rule 430A, until the time this Agreement is executed and delivered), as many copies of each preliminary prospectus as the Placement Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to the Placement Agent, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after this Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as supplemented or amended) as the Placement Agent may reasonably request.

          (e) During the time when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, the Company will comply with all requirements imposed upon it by the Act so far as necessary to permit the continuance of sales of, or dealings in, the Shares. If at any time when a prospectus is required by the Act or the Regulations to be delivered in connection with the Shares, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to amend the Registration Statement or amend or supplement any Prospectus, the Company will promptly notify the Placement Agent and prepare and file with the Commission, subject to Section 3(b), at the Company's expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (f) Prior to the sale of the Shares to the purchasers, the Company will use its best efforts, in cooperation with the Placement Agent to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Placement Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the Effective Date; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. Subject to the foregoing, the Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company, which need not be audited but shall be in reasonable detail (in form complying with the provisions of Rule 158 of the Regulations), covering a period of 12 months beginning after the Effective Date but not later than the first day of the Company's fiscal quarter next following such Effective Date.

          (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (i) The Company will use its best efforts to effect the quotation of the Shares on the Nasdaq National Market and maintain the quotation of the shares of Common Stock on the Nasdaq National Market.

          (j) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the forms of prospectus transmitted for filing under Rule 424(b) were received for filing by the Commission and, in the event that they were not, it will promptly file such prospectus.

          (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of the Shares.

          (l) For a period of five years after the Closing Date, the Company will furnish to the Placement Agent copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information relating to the Company's business or finances as shall be furnished by the Company to its stockholders generally.

          (m) The Company has complied, and will comply, with all of the provisions of Florida H.B. 1771, as codified in sec. 517.075 Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers or their affiliates doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (n) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

          (o) Prior to the Closing Date, the Company will not (i) issue any press release or other communication, directly or indirectly, or (ii) hold any press conferences with respect to the Company, the financial condition, results of operations of the Company or the Offering, without giving the Placement Agent prior notice thereof.

          (p) From the date of this Agreement through the Closing Date, the Company will not engage any other party to act as placement agent, underwriter, investment advisor or in any other capacity in connection with any issuance or sale, whether in a private placement or public offering pursuant to the Act, of any securities of the Company.

          (q) Within a reasonable period after the Closing Date, the Company shall deliver to the Placement Agent, without charge, three sets of bound volumes of the Registration Statement and all related materials to the individuals designated by the Placement Agent or counsel to the Placement Agent.

          Section 4. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Placement Agent, (ii) the copying or printing and binding, as applicable, and distribution of this Agreement, the certificates for the Shares, if applicable, and the bound volumes referred to in Section 3(q) above, and the
(iii) the issuance, sale, transfer and delivery of the Shares, including any capital duties, stamp duties and stock or other transfer taxes payable thereon,
(iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f), including any filing fees in connection therewith, and the preparation and printing of preliminary, supplemental and final surveys of state securities or blue sky laws (the "Blue Sky Survey") and any filing fee related to the review of the Offering by the NASD and reasonable, actual, accountable fees and disbursements of Reboul MacMurray in connection with the Blue Sky Survey (which fees and disbursements of Reboul MacMurray shall not exceed $5,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares and of the Escrow Agent, and (vii) the fees and expenses incurred in connection with applying for and maintaining the quotation of the Shares on the Nasdaq National Market. In addition, the Company shall reimburse the Placement Agent for (x) all reasonable advertising, travel and other out-of-pocket expenses (not including the fees and disbursements of Reboul MacMurray) incurred in connection with the engagement hereunder, and (y) all reasonable, actual, accountable fees and disbursements of Reboul MacMurray, in addition to the fees and disbursements referred to in clause (v) above, up to a maximum of $25,000; PROVIDED, HOWEVER, that (a) prior approval from the Company shall be required for travel, advertising and other out-of-pocket expenses referred to in clause (x) above in excess of $5,000 in the aggregate, and (b) in the event the transactions contemplated by this Agreement are not consummated and this Agreement is terminated, the maximum reimbursement by the Company to the Placement Agent for actual accountable fees and disbursements referred to in clause (y) above shall be $15,000 provided further, however, that if the cause of such non-consummation is a breach by the Company of its representations and warranties contained in Section 1(a)(i), (ix), (xxxi) or (xxviii) hereto or its covenant set forth in Section 3(a) hereto, then the Placement Agent shall be entitled to maximum reimbursement of fees and disbursements referred to in clause (y) above of $35,000.

          Section 5. Conditions of Placement Agent's Obligations. The Placement Agent's obligations hereunder are subject to the following conditions:

          (a) (i) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with the Placement Agent's written consent, at a later time and date and all filings required by Rule 424 and Rule 430A shall have been made; (ii) at the Closing Date no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus shall have been issued under the Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Placement Agent or the knowledge of the Company, shall have been threatened by the Commission or any other governmental authority,
(iii) any request on the part of the Commission or any other governmental authority for additional information shall have been complied with to the satisfaction of such governmental authority and Reboul MacMurray; and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates, dated the Closing Date and signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information), to the effect of clauses (ii) and
(iii).

          (b) At the Closing Date, the Placement Agent shall have received a signed opinion of Dorsey & Whitney LLP, counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Reboul MacMurray, to the effect set forth in Exhibit A hereto.

          (c) At the Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall conform in all material respects to the requirements of the Act and the Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, whether or not arising in the ordinary course of business (other than as set forth in or contemplated by the Registration Statement or the Prospectus); and
(iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its officers or directors in their respective capacities as such, that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any of its officers or directors in their respective capacities as such, before or by any federal, state or other commission, board or administrative agency that could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Prospectus.

          (d) At the Closing Date (i) (x) each of the representations and warranties of the Company contained herein shall be true and correct in all material respects, as if made on the Closing Date, and (y) all agreements and covenants herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with on the part of the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with; and (ii) the Placement Agent shall have received a certificate of the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to that effect.

          (e) At the time that this Agreement is executed by the Company, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Placement Agent shall have received from KPMG Peat Marwick LLP a letter, dated the date of its delivery (the "Original Letter"), addressed and in form and substance satisfactory to the Placement Agent, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable Regulations, and stating in effect that, except as set forth in such letter:

          (i) in their opinion, the audited financial statements and any supplementary financial information and schedules included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

          (ii) on the basis of procedures (but not an examination in accordance with GAAP) consisting of a reading of the unaudited financial statements, the latest available interim financial statements and the minutes of all meetings of the stockholders and directors of the Company and each committee of the board of directors of the Company, inquiries of certain officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter to a date not more than five days prior to the date of the Original Letter, nothing came to their attention that caused them to believe that:

     (A) the unaudited financial statements and schedules of the Company included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations, or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus; (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (D) as of a specified date not more than five days prior to the date of the Original Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; and
     (E) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (D), there were any decreases in revenues or in other items specified by the Placement Agent, or any increases in the total or per share amounts of net loss or in other items specified by the Placement Agent, in each case as compared with the comparable period of the preceding year and with any other period or corresponding length specified by the Placement Agent, except in each case for decreases or increases which are described in the Original Letter; and

          (iii) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (ii) above, they have carried out certain specified procedures, not constituting an examination in accordance with GAAP with respect to certain amounts, percentages and financial information specified by the Placement Agent, which are derived from the general accounting, financial or other records of the Company which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement.

          (f) At the Closing Date, the Placement Agent shall have received from KPMG Peat Marwick LLP a letter, in form and substance satisfactory to the Placement Agent and dated as of the Closing Date, and to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than five days prior to the Closing Date. In the event the Company relies on Rule 430A and the final Prospectus furnished to the Placement Agent in connection with the offering of the Shares differs from the Prospectus included in the Registration Statement at the time of effectiveness, such letter shall update the procedures referred to in clauses 5(e)(ii) and (iii) above.

          (g) At the Closing Date, the Placement Agent shall have received a certificate, dated the date of the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent, to the effect that:

          (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading an any material respect.

          (ii) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

          (iii) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated by the Prospectus.

          (h) All proceedings taken in connection with the issuance, sale, transfer and delivery of the Shares shall be satisfactory in form and substance to the Placement Agent and its counsel, and prior to, or simultaneously with, the sale of the Shares, all of the necessary consents or approvals to consummate the transactions contemplated herein and in the Prospectus shall have been obtained and shall be in full force and effect; and there shall not be pending or, to the knowledge of the Company, threatened legal or governmental proceedings with respect to any such consents or approvals or such transactions.

          (i) All the Shares shall have been duly approved for quotation on the Nasdaq National Market on the date of this Agreement, subject only to official notice of issuance thereof.

          (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Placement Agent's participation in the Offering.

          (k) The Minimum Subscriptions shall have been tendered to the Company in accordance with the terms hereof.

          (l) The "lock-up" agreements between the Company and the holders of certain of the outstanding shares of Common Stock of the Company or securities convertible into or exercisable or exchangeable for such Common Stock, delivered to the Placement Agent on or before the date hereof, shall be in full force and effect at the Closing Date.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Placement Agent upon notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 6 and 7 herein shall remain in effect.

          Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever as and when incurred, arising out of, based upon or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Placement Agent) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (b) The Placement Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule

430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that the obligation of the Placement Agent to provide indemnity under the provisions of this Section 6(b) shall be limited to the gross proceeds of the Offering.

          (c) Each indemnified party shall give notice as promptly as practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Placement Agent and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          Section 7. Contribution. If the indemnification provided for in
Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the PlacementAgent on the other hand in connection with the Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the Offering pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) the total proceeds from the Offering (net of commissions but before deducting expenses) received by the Company and (y) the commissions received by the Placement Agent, in each case as set forth on the cover of the Prospectus.

          The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses

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

incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each officer and director of the Placement Agent shall have the same rights to contribution as the Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities and agreements of the Company contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or the Placement Agent or controlling person and will survive delivery of the Shares to the purchasers.

          Section 9. Effectiveness and Termination of Agreement. (a) This Agreement shall become effective upon its execution.

          (b) The Placement Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any event or occurrence having or resulting in a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) if, in the judgment of the Placement Agent, market conditions are not suitable to effect the offering of the Shares including, but not limited to, as a result of there having occurred any material adverse change in the financial markets in the United States or the international financial markets as a result of any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to have, in the judgment of the Placement Agent a material adverse effect on the market for the Company's securities, (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority or (iv) if a banking moratorium has been declared by Federal, Minnesota or New York authorities.

          (c) The obligations of the parties under this Agreement shall automatically be terminated in the event that the Escrow Agent has not received from each subscriber for Shares, by the close of business on the Closing Date, funds sufficient to purchase the such Shares.

          (d) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 4; and, provided, further, that the provisions of Sections 1, 4, 6, 7, 8, 9 and 11 shall survive such termination and remain in full force and effect.

          Section 10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be promptly confirmed in writing). Notices to the Placement Agent shall be directed to you at 376 Main Street, Bedminster, New Jersey 07921, attention John W. Galuchie, Jr., with a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10011, attention of Robert A. Schwed, Esq.; notices to the Company shall be directed to the Company at Suite 300 E, Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, attention Charles N. Blitzer, with a copy to Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, attention of Timothy S. Hearn, Esq.

          Section 11. Parties. This Agreement is made solely for the benefit of the Placement Agent and the Company and, to the extent expressed, any person controlling the Company or the Placement Agent, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement.

          SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

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

          Section 13. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

                              Very truly yours,

                              MGI PHARMA, INC.

                              By: _______________________________
                              Name:
                              Title:

                              T.R. WINSTON CAPITAL, INC.


                              By: ________________________________
                              Name:
                              Title:

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